Exhibit 10.9

PREFERRED SHIP MORTGAGE

TO THE

UNITED STATES OF AMERICA

THIS MORTGAGE, dated the 7th day of March, 2007, by Omega Protein, Inc., owning 100%, (the “Mortgagor/Owner”), a Nevada Corporation, doing business at 2101 City West Blvd., Building 3, Suite 500, Houston, Texas, 77042, to the UNITED STATES OF AMERICA (the “Mortgagee”), acting by and through the Secretary of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Financial Services Division, F/MB5, 1315 East-West Highway, Silver Spring, MD 20910.

WITNESSETH:

WHEREAS, the Mortgagor/Owner is the sole owner of the fishing vessel named SEA BEE (herein, the “Vessel”), Official Number 549886; and

WHEREAS, in connection with the Mortgagee providing financing to the Mortgagor for the reconstruction of the Vessel, the Mortgagor has executed and delivered to the Mortgagee its promissory note (the “Note”) dated March 7, 2007, in the principal amount of $6,349,000.00, a copy of which is attached hereto as Exhibit A, and has agreed to execute and deliver this Preferred Ship Mortgage (the “Mortgage”) to the Mortgagee for the purpose of securing the payment of the principal, interest, fees and expenses due on the Note in accordance with its terms and the terms of this Mortgage.

NOW, THEREFORE, in consideration of the Mortgagee providing financing to the Mortgagor for the Mortgagor’s reconstruction of the Vessel, and for other good and valuable consideration, receipt whereof is hereby acknowledged by the Mortgagor, and in order to secure the payment of the principal of and interest on the Note and all other sums which accrue according to the terms thereof, and the payment of all other sums that may hereafter become secured by this Mortgage in accordance with the terms hereof and to secure the performance and observance of and compliance with the covenants, terms, and conditions herein and in the Note contained, the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over, and confirmed and does hereby grant, convey, mortgage, pledge, assign, transfer, set over, and confirm unto the Mortgagee the whole of the Vessel described as follows:

The SEA BEE, Official Number 549885, together with all its boilers, engines, machinery, motors, masts, spars, sails, rigging, boats, skiffs, anchors, chains, cable, tackle, nets, pots, apparel, furniture, fittings, navigation equipment, propulsion equipment, fishing and fish processing equipment, and all other equipment, electronics, computers, software, electronic records, records and papers whether on board or not, together with all accessories, substitutions, additions, replacements, improvements, parts and accessions now existing or hereafter made of, in or to the Vessel, any parts thereof, or the equipment and appurtenances aforesaid; together with all freights, subfreights, charter hire, subcharter hire, inventory, catch, cargoes, supplies, general intangibles, accounts receivable, contracts, contract rights, proceeds, product, rents and profits, issues, earnings, revenues, rents or other profits of the Vessel together with all

Federal and State permits, licenses and harvest privileges (expressly including, but not limited to, all fishing rights/licenses and related harvest/participatory privileges such as, but not limited to, Limited Entry Permits, Individual Fishing Quotas, Quota Shares, Individual Transferable Quotas, Community Development Quotas, License Limitations, Moratorium Qualifications, High Seas Permits, Allocations, Endorsements and Tags) now owned or hereafter acquired, whether now existing or hereafter created by rule, regulation, statute, legislation or Fishery Management Council action, whether or not any of the foregoing are vested in the name of the Mortgagor or appurtenant to the Vessel and regardless of whether or not any of the foregoing relate to or are necessary for the operation of the Vessel.

FURTHER PROVIDED that the Borrower and Mortgagor agree that the Mortgagee will be granted a senior security interest in any rights that the Mortgagor or Vessel acquires or becomes entitled to, now or at any time in the future, including but not limited to any Limited Entry Permits, Individual Fishing Quotas, Quota Shares, Individual Transferable Quotas, Community Development Quotas, License Limitations, moratorium Qualifications, High Seas Permits, Allocations, Endorsements, ‘Buy Back Rights’ or any rights to receive reimbursements or payments, of any kind whatsoever, that might accrue as a result of the Vessel’s operations.

TO HAVE AND TO HOLD ALL the above-mortgaged and described property unto the Mortgagee and its successors and assigns, to its use and benefit forever;

PROVIDED ALWAYS, that if the Mortgagor, its successors or assigns shall pay, or cause to be paid, the principal of and interest on the Note in accordance with the terms of the Note and the Mortgage and shall pay any and all other sums that may hereinafter become secured by this Mortgage in accordance with the terms hereof, and shall keep, perform, and observe all of the covenants and promises in the Note and in the Mortgage contained, expressed, or implied to be kept, performed, and observed by or on the part of the Mortgagor, then this Mortgage and the estate and rights hereby granted shall cease and be void; otherwise to remain in full force and effect.

The Mortgagor hereby covenants and agrees that the Vessel is subject to the further covenants, conditions, and uses hereinafter set forth as follows:

ARTICLE I

ADDITIONALLY THE MORTGAGOR HEREBY COVENANTS AND AGREES THAT:

Section 1. The Mortgagor (i) is and shall continue to be a citizen of the United States as defined in Section 2 of the Shipping Act, 1916, as amended, for coastwise trade, and (ii) is entitled to own and operate the Vessel under her marine document and shall maintain such marine document in full force and effect. The Note and the Mortgage have been duly executed and delivered, and the Note in the hands of the holder thereof is and will be a valid and enforceable obligation of the Mortgagor in accordance with its terms. The Mortgagor lawfully owns and is lawfully possessed of the whole of the Vessel free from any lien whatsoever, except the lien of this Mortgage and liens expressly permitted herein and other Preferred Ship Mortgages in favor of the United States of America, acting by and through the Secretary of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Financial Services Division, and covenants that it will warrant and defend the title and possession thereto and every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomever.

Section 2. (a) The Mortgagor will, at all times and at its own expense, keep the Vessel insured with responsible underwriters and through responsible brokers, all in good standing and satisfactory to the Mortgagee, fully and adequately protecting the Vessel and the Mortgagee’s interest therein against all marine perils and disasters and all hazards, risks, and liabilities in any way arising out of the ownership, operation, or maintenance of the Vessel, including but not limited to insurance as follows:

(i) While being operated, navigating hull insurance must be in an amount equal to the full commercial value of the Vessel. In no event may this be less than one hundred ten percent (110%) of the unpaid principal and interest, at the time outstanding, of the Note. The policy valuation on the hull shall not exceed the aggregate amount insured by hull policies. The hull insurance shall be placed under the form of policy known as American Institute of Marine Underwriters form, or under such other forms of policy as the Mortgagee may approve, insuring against the usual risks covered by such policies, including four-fourths running down clause, Inchmaree clause, and breach of warranty clause;

(ii) Protection and indemnity insurance under form of protection and indemnity policies approved by the Mortgagee and issued by marine insurance companies approved by the Mortgagee. The amount of protection and indemnity insurance shall be fixed by the Mortgagee; and

(iii) When and while the Vessel is laid up, and in lieu of the aforesaid navigating hull insurance referred to in (i) of this Section, port risk insurance under forms of port risk policies approved by the Mortgagee.

(b) The Mortgagor expressly covenants and agrees to keep the policies renewed from time to time, to keep the same valid at all times for the amounts aforesaid, and to keep the premiums thereon fully paid at all times. The Mortgagor shall not do any act nor voluntarily suffer or permit any act to be done whereby insurance is or may be suspended, impaired, or defeated, and shall not suffer nor permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policy or policies of insurance in effect, unless and until the Mortgagor shall first cover the Vessel in the amount herein provided for, with insurance satisfactory to the Mortgagee for such voyage or for the carriage of such cargo.

(c) In the event the Mortgagor fails to procure insurance satisfactory to the Mortgagee, or fails to perform any of the covenants and agreements contained herein, the Mortgagee may, but shall be under no duty to, procure such other or different insurance or coverage as it may deem in its sole discretion advisable as to the nature, form, type, class, amount and extent of such insurance or coverage; and all sums expended or advanced by the Mortgagee in procuring such insurance shall be deemed to be an indebtedness of the Mortgagor and shall be secured by this Mortgage and shall be immediately due and payable and, until paid, shall bear interest at the rate of eighteen percent (18%) per annum, or such lesser rate which the Secretary, in its sole discretion, may fix in writing. Notwithstanding the Secretary’s election under this provision to fix an interest rate of less than eighteen percent (18%), acceleration of sums due under the Note will result in the application of the accelerated interest rate of eighteen percent (18%) to all sums due under this Mortgage.

(d) All insurance shall be taken out in the name of the Mortgagor and the Mortgagee as their interests may appear and policies and certificates shall provide that there shall be no recourse against the Mortgagee for payment of premiums and shall further provide for at least 20 days prior written notice to be given to the Mortgagee by the underwriters in the event of cancellation or modification. All original policies, binders, certificates, and covenants and all endorsements and riders thereto shall be delivered to the Mortgagee for approval and custody.

(e) Except as provided herein and in paragraph (f) below, all insurance policies or certificates shall provide that losses thereunder shall be payable to the Mortgagee. If no Event of Default exists under this Mortgage, the Mortgagee may, in its sole discretion, pay, from the proceeds of the insurance directly to the repairer, the amount of any authorized repairs, or if the Mortgagor shall have first duly repaired the damage to the satisfaction of the Mortgagee and paid the cost thereof, to the Mortgagor as reimbursement therefore. Any balance remaining from the aforesaid insurance proceeds will be applied as directed by the Mortgagee. If an Event of Default exists, the Mortgagee shall retain such insurance and if such Event of Default is not cured within fifteen (15) days of the occurrence thereof, apply the same in the manner provided in Article II, Section 11 hereof.

(f) Any loss under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the person to whom any liability covered by such insurance has been incurred or to the Mortgagor to reimburse the Mortgagor for any loss, damage, or expense incurred by the Mortgagor and covered by such insurance; provided, that the underwriter shall have first received evidence that the liability insured against has been discharged.

(g) In the event of an actual or constructive total loss, or an agreed or compromised total loss of or in case of requisition of title to the Vessel, all amounts payable therefor shall, subject to Article II, Section 2 hereof be paid to the Mortgagee and shall be applied first, to the payment of the expenses of the Mortgagee in collecting such payments, and second, as provided in Article II, Section 11 hereof.

(h) In the event that any claim or lien is asserted against the Vessel for loss, damage, or expense which is covered by insurance hereunder, and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent arrest of the Vessel or to release the Vessel from arrest on account of such claim or lien, the Mortgagee, may, in the sole discretion of the Mortgagee, and upon notice to the Mortgagor, assign to any person, firm, or corporation executing a surety or guarantee bond or other agreements, to save or release the Vessel from such arrest, all right, title, and interest of the Mortgagee in and to said insurance covering said loss, damage, or expense, as collateral security to indemnify against liability under said bond or other agreement.

Section 3. (a) Neither the Mortgagor, any charterer, the Master of the Vessel, nor any other person has or shall have any right, power, or authority to create, incur, or permit to be placed, imposed, or continued upon the Vessel any lien whatsoever other than the lien of this Mortgage, or permitted liens as defined herein.

(b) Permitted Liens. “Permitted Liens” means liens or other charges or encumbrances:

(i) arising for damages out of tort covered by insurance, except for any deductible amounts applicable thereto, for wages of a stevedore when employed directly by the owner, operator, master, ship’s husband or agent of any Vessel, for wages of the crew of the Vessel, for general average, for salvage, including contract salvage, provided the same are paid immediately when due;

(ii) in favor of any person furnishing repairs, supplies, towage, use of dry dock or marine railway, or other necessaries to the Vessel on the order of Mortgagor, or of a person authorized by Mortgagor, provided the same are paid immediately when due;

(iii) imposed on the Vessel for taxes or governmental charges or levies, provided the same are paid immediately when due;

(iv) incurred in the ordinary course of business of the Vessel not relating to money borrowed which (1) will be paid immediately when due, and (2) which, in the aggregate, at any time are not material to the operations or financial condition of Mortgagor;

(v) arising by operation of law as a result of the modification of the Vessel, including mechanic’s liens, provided the same are paid immediately when due;

(vi) in favor of the United States of America, acting by and through the Secretary of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service, Financial Services Division.

(c) As used herein, the term “immediately when due” shall mean the time when, according to applicable law, customary industry practices, or a prior course of dealing or other agreement between Mortgagor and the lienholder, the lienholder expects payment to be made; provided that, if Mortgagor desires to contest an asserted lien, Mortgagor may do so if Mortgagor acts in good faith and by appropriate proceedings and has set aside adequate reserves determined in accordance with generally accepted accounting principles.

Section 4. The Mortgagor shall carry a properly certified copy of this Mortgage with the Vessel’s papers on board the Vessel, shall exhibit the same on demand to any person having business with the Vessel, or to any representative of the Mortgagee, and shall place and keep prominently displayed in the pilot house, master’s cabin and engine room of the Vessel a framed, printed or typewritten notice reading as follows:

“NOTICE OF MORTGAGE”

“This Vessel is covered by a Preferred Ship Mortgage given to the United States of America, under authority of 46 USC Chapter 313. Under the terms of said Mortgage, neither the owner of this Vessel, any charterer, the Master of this Vessel, nor any other person has any right, power, or authority to create, incur, or permit to be imposed upon the Vessel any liens, maritime or otherwise, other than the lien of said Mortgage, liens for crew’s wages or salvage and Permitted Liens, as expressly defined herein.”

Section 5. If a complaint shall be filed against the Vessel, or if the Vessel shall be levied upon or taken into custody, or detained by any proceeding in any court or tribunal, the Mortgagor will within fifteen (15) days thereafter cause the Vessel to be discharged. In the event a complaint is filed against said Vessel, or in the event said Vessel is levied upon or taken into custody or detained by any authority whatsoever, the Mortgagor shall notify the Mortgagee forthwith by telegram, telefax or telex and confirmed by letter.

Section 6. At all times, at the Mortgagor’s own cost and expense, the Mortgagor will maintain and preserve the Vessel in as good condition, working order and repair as on the date of this Mortgage, ordinary wear and tear excepted; provided, however, if subsequent to the date of this Mortgage, the Vessel is reconstructed or reconditioned, the Mortgagor will keep the Vessel in as good condition, working order, and repair as the Vessel was on the date said reconstruction or reconditioning was completed, ordinary wear and tear excepted. In addition to the foregoing, the Mortgagor will keep the Vessel in as good condition as will enable her to pass such inspection as may be required by marine underwriters as a condition of their writing such insurance in such amounts as are required under this Mortgage or as required by the United States Coast Guard as a condition to certifying that the Vessel is seaworthy and in compliance with all applicable safety, navigational, and pollution control requirements. The Mortgagor shall afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the same, her cargo, log, and papers. The Mortgagor shall furnish the Mortgagee full information regarding any casualties or other accidents or damage to the Vessel.

Section 7. The Mortgagor will pay and discharge when due and payable from time to time all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessel.

Section 8. The Mortgagor will reimburse the Mortgagee for any and all expenditures which the Mortgagee may elect to make from time to time to protect the security granted hereunder (in the event of the Mortgagor’s failure to do so), including, without limitation of the foregoing, payment of taxes, repairs, insurance premiums, surveys, the discharge of any lien, payment of costs associated with a complaint filed against the Vessel or seizure of the Vessel, expenses incurred by the Mortgagee in retaking the Vessel and any other expenditures reasonably deemed necessary by the Mortgagee to protect and preserve the Vessel. Any such payment or payments made by the Mortgagee shall be for the account of the Mortgagor and the making thereof by the Mortgagee shall not cure the Mortgagor’s default in that regard nor constitute a waiver of any right or remedy granted to the Mortgagee hereunder, and all sums so expended by the Mortgagee or any liability incurred by it shall be immediately due and payable and shall be deemed to be an indebtedness of the Mortgagor and secured by this Mortgage, and until paid, shall bear interest at the rate of eighteen percent (18%) per annum, or such lesser rate which the Secretary, in its sole discretion, may fix in writing. Notwithstanding the Secretary’s election under this provision to fix an interest rate of less than eighteen percent (18%), acceleration of sums due under the Note will result in the application of the accelerated interest rate of eighteen percent (18%) to all sums due under this Mortgage.

Section 9. (a) The Mortgagor will not sell, mortgage, transfer, nor charter the Vessel without the prior written consent of the Mortgagee first having been obtained, and any such written consent to any one sale, mortgage, transfer, or charter shall not be construed to be a waiver of this provision in respect to any subsequent proposed sale, mortgage, transfer, or charter. Any such sale, mortgage, transfer, or charter of the Vessel shall be subject to the provisions of this Mortgage and to the lien it creates.

(b) The Mortgagor will not, without first obtaining written permission from the Secretary, transfer, sell, assign, hypothecate, or alienate or attempt to transfer, sell, assign, hypothecate or alienate any rights, licenses or permits appurtenant to and/or necessary for the Vessel to engage in any commercial fisheries and further covenants to do all things necessary to obtain and maintain such rights, licenses or permits. This covenant is expressly understood by the Mortgagor to include, but is not limited to, all fishing rights, Limited Entry Permits, Individual Fishing Quotas, Individual Transferable Quotas, Quota Shares, Community Development Quotas, License Limitations, Moratorium Qualifications, High Seas Permits, Allocations, Endorsements, Rights, Licenses and Tags relating to or arising by virtue of the fishing history or operations of the Vessel or the Mortgagor.

Section 10. The Mortgagor will comply with and satisfy all the provisions of 46 U.S.C. Chapter 313, in order to establish and maintain this Mortgage as a Preferred Ship Mortgage upon the Vessel.

Section 11. (a) The Mortgagor will keep the Vessel documented under the laws of the United States and no transfer of port of documentation of the Vessel shall be made without the prior written consent thereto of the Mortgagee.

(b) The Mortgagor will not cause or permit the Vessel to be operated in any manner contrary to law or contrary to any rules and regulations which may from time to time be prescribed pursuant to law, will not remove or attempt to remove the Vessel beyond the jurisdictional limits of the United States (unless the Secretary has consented in writing), will not abandon the Vessel in a foreign port, will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture, or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation of the Vessel under the laws and regulations of the United States.

(c) Upon demand by the Secretary to the master of the Vessel or the Mortgagor, the Mortgagor will return the Vessel to the waters known as the Exclusive Economic Zone of the United States and, if the Secretary so demands, to a port of call chosen by the Secretary, thereby revoking any prior written consent extended by the Secretary with respect to operation of the Vessel outside the Exclusive Economic Zone of the United States.

Section 12. The Mortgagor will duly and punctually pay the principal of and interest on the Note and any other sums owed to the Mortgagee in connection with the Note, and the Mortgage as herein and in the Note provided, and will at all times keep, perform, and observe all of the covenants, conditions, stipulations, promises, and agreements in this Mortgage and in the Note (as either may, from time to time, be amended, substituted, restated or modified) expressed or implied on its part to be kept, performed, and observed, and will duly punctually pay all sums that may hereinafter become due hereunder.

Section 13. (a) The Mortgagor will, and hereby does, authorize all Federal, State, and municipal authorities (i) to furnish reports of examination, records, and other information relating to the conditions and affairs of the Mortgagor, any desired information from reports, returns, files, tax returns, and records of such authorities upon request therefor by the Mortgagee and (ii) to permit the Mortgagee to have full access from time to time, to make copies of and extracts from, any and all reports, returns, files, tax returns, and records by, or with respect to the Mortgagor, and all reports of the examiner or other information concerning the Mortgagor contained in the files and records of such authorities.

(b) The Mortgagor will permit the Mortgagee, at the Mortgagor’s expense and in such manner and at such times as the Mortgagee may require, to (i) make inspections and audits of any books, records, and papers in the custody and control of the Mortgagor or others relating to the Mortgagor’s financial or business conditions, including the making of copies thereof and extracts therefrom, and (ii) make inspections and appraisals of any of the Mortgagor’s assets.

Section 14. The Mortgagor will, in accordance with the requirements of Mortgagee, comply with all covenants and conditions which the Mortgagee may in its sole discretion reasonably require.

Section 15. In the event that this Mortgage, the Note, or any provisions hereof or thereof, including amendments or substitutions with respect to either, shall be deemed invalid in whole or in part by reason of any present or future law of the United States or any decision of any authoritative court, or if the documents at any time held by the Mortgagee be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage and the Note, then, from time to time the Mortgagor will execute on its own behalf such other and further assurances and documents as in the opinion of counsel for the Mortgagee may be required to carry out the terms, conditions and intent of the Note, Mortgage and any other agreement or document executed by the Mortgagor in connection therewith. Upon failure of the Mortgagor to do so, the Mortgagee may execute any and all such other and further assurances and documents, for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee the agent attorney-in-fact of the Mortgagor to do so. Any expenses of the Mortgagee in connection with the foregoing shall be a debt due from the Mortgagor to the Mortgagee in payment thereof and shall be secured by the lien of this Mortgage in a like manner as provided in Article I, Section 8 hereof.

Section 16. The Mortgagor will faithfully comply with, observe, perform or discharge any and all covenants, conditions or obligations which are imposed on the Mortgagor by any other agreement or document executed in connection with this Mortgage or the Note, concurrently or otherwise, and that Mortgagor’s material failure to do so shall constitute an Event of Default under this Mortgage.

Section 17. The Mortgagor agrees that all reasonable attorneys’ fees incurred by Mortgagee because of Mortgagor’s failure to perform or discharge its obligations as provided by this Mortgage, the Note, or any other document or agreement executed in connection therewith shall be deemed to be an indebtedness of the Mortgagor and shall be secured by this Mortgage and shall be immediately due and payable and, until paid, shall bear interest at the rate of eighteen percent (18%) per annum, or such lesser rate which the Secretary, in its sole discretion, may fix in writing. Notwithstanding the Secretary’s election under this provision to fix an interest rate of less than eighteen percent (18%), acceleration of sums due under the Note will result in the application of the accelerated interest rate of eighteen percent (18%) to all sums due under this Mortgage.

Section 18. The Mortgagor agrees, acknowledges and consents to and with the authority of the United States of America, acting by and through the Secretary of Commerce, to take all steps, measures or actions which are within the discretion or authority of the Secretary.

ARTICLE II

Section 1. Each of the following events shall constitute an Event of Default:

(a) default shall be made in the payment of any interest on the Note (including any amendments thereto or substitutions therefor) when and as the same shall become due and payable as therein and herein provided and such default shall continue for fifteen (15) days; or

(b) default shall be made in the payment of the principal of the Note (including any amendments thereto or substitutions therefor) when and as the same shall become due and payable, whether at maturity, by notice of acceleration, or otherwise and such default shall continue for fifteen (15) days; or

(c) nonpayment of any other sums due under the Note, Mortgage or any loan documents; or

(d) default shall be made in the due and punctual observance and performance of any provision of Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 or 18 of Article I, hereof and such default or defaults shall continue for fifteen (15) days; or

(e) the Mortgagor shall be dissolved or adjudged a bankrupt or shall make a general assignment for the benefit of the Mortgagor’s creditors, or shall lose the right to do business by forfeiture or otherwise, or a receiver or receivers of any kind whatsoever, whether appointed or not, in admiralty, bankruptcy, common law, or equity proceedings, and whether temporary or permanent, shall be appointed for the Vessel or for any other property of the Mortgagor; or a petition for reorganization of, or other proceeding or action in reference to the Mortgagor under any of the provisions of the Bankruptcy Code shall be filed by the Mortgagor or by creditors of the Mortgagor; or if reorganization of the Mortgagor under said Code is approved by the Court, whether proposed by a creditor, stockholder, or any other person whomsoever; or

(f) there shall be an actual or constructive total loss of the Vessel; or

(g) default shall be made by the Mortgagor in the prompt and faithful performance or observance of any other covenant, condition, or agreement by it to be performed and observed, contained in this Mortgage or Note (as either may, from time to time, be amended, substituted, restated or modified), and such default shall continue for fifteen (15) days; or

(h) the institution of any suit against the Mortgagor or others deemed by the Mortgagee to adversely affect its interest hereunder, in the Note or otherwise; or

(i) default shall occur in the observance, performance or discharge of any of the covenants, conditions or obligations which are imposed on the Mortgagor by any agreement or document executed in connection with this Mortgage or the Note, concurrently or otherwise; or

(j) the Mortgagor shall, without first obtaining written permission from the Secretary, transfer, sell, assign, hypothecate, or alienate or attempt to transfer, sell, assign, hypothecate or alienate any rights, licenses or permits appurtenant to and/or necessary for Vessel to engage in any commercial fisheries; or

(k) the Mortgagor shall, intentionally or through neglect, permit a material diminution of the value of the Vessel and/or its appurtenances and equipment.

Section 2. Upon occurrence of an Event of Default, the Mortgagee, may in its discretion:

(a) Declare the Note to be due and payable immediately and upon such declaration, the entire principal of and interest on the Note shall become and be immediately due and payable, and thereafter shall bear interest at eighteen percent (18%) per annum, unless such would violate applicable usury laws, if any, in which case, the maximum legal rate permitted by applicable laws shall prevail; provided, however, that if the Mortgagor shall have removed and remedied each Event of Default within fifteen (15) days after the occurrence thereof, then in every such case, the Mortgagee shall waive any such Event of Default; but no such waiver shall extend to nor affect any subsequent or other Event of Default nor impair any rights or remedies consequent thereon; and provided, further, that if at any time after the expiration of fifteen (15) days after any Event of Default shall have occurred, all Events of Default shall have been remedied and removed and full performance made by the Mortgagor to the satisfaction of the Mortgagee and all installments of principal and interest in arrears (including interest at the rate per annum, as aforesaid) and the reasonable charges and expenses, if any, of the Mortgagee, its agents and attorneys, shall have been paid (including interest at the rate per annum, as aforesaid), then and in every such case the Mortgagee may, in its discretion, waive any such Event of Default; and provided, also, that no waiver hereunder shall extend to nor affect any subsequent or other Event of Default nor impair any rights or remedies consequent thereon.

(b) Bring suit at law, in equity, or in admiralty, as it may be advised, to receive judgment for any and all amounts due under the Note, or otherwise hereunder, and collect the same out of any and all property of the Mortgagor whether covered by this Mortgage or otherwise.

(c) Retake the Vessel without legal process wherever the same may be found, and the Mortgagor or other person in possession, forthwith upon demand of the Mortgagee, shall immediately surrender to the Mortgagee possession of the Vessel, and, without being responsible for loss or damage, the Mortgagee may hold, lay-up, lease, charter, operate, or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use of the Vessel and charging against all receipts from the use of the Vessel, or from the sale thereof by court proceeding or pursuant to subsection (e) below, all costs, expenses, charges, damages, or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to retake the Vessel and shall retake it, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier, or other premises of the Mortgagor without charge, or to dock it at any other place at the cost and expense of the Mortgagor; IT IS EXPRESSLY UNDERSTOOD AND AGREED TO BY THE MORTGAGOR THAT SURRENDER OF THE VESSEL UNDER THIS SECTION MUST BE AND WILL BE IMMEDIATE AND IN ACCORDANCE WITH THE DIRECTIONS OF THE MORTGAGEE. FAILURE OF THE MORTGAGOR TO IMMEDIATELY COMPLY WITH THE MORTGAGEE’S DEMAND FOR SURRENDER OF THE VESSEL WILL CAUSE THE POSSESSION OF THE VESSEL BY THE MORTGAGOR (INCLUDING, BUT NOT LIMITED TO, POSSESSION AND CONTROL OF THE VESSEL BY A MASTER OR CREW MEMBER ON BOARD THE VESSEL) TO BE UNLAWFUL AND TO CONSTITUTE A CONVERSION OF THE VESSEL ITS APPURTENANCES AND EQUIPMENT, THEREBY SUBJECTING THE MORTGAGOR (EXPRESSLY INCLUDING, IF APPLICABLE, ITS OFFICERS AND DIRECTORS) TO ALL FINES, PENALTIES AND ACTIONS WHICH THE MORTGAGEE DEEMS APPLICABLE AND APPROPRIATE. SHOULD THE MORTGAGOR CONTINUE TO OPERATE, POSSESS OR CONTROL THE VESSEL CONTRARY TO THE MORTGAGEE’S DIRECTIONS AND THE PROVISIONS HEREIN, THEN THE MORTGAGEE SHALL, IN ADDITION TO ANY OTHER RIGHTS AND REMEDIES AT LAW AND IN EQUITY, BE ENTITLED TO A TEMPORARY RESTRAINING ORDER AND/OR ORDER FOR INJUNCTIVE RELIEF NECESSARY TO GAIN COMPLIANCE HEREWITH. IN ADDITION TO EXPRESSLY CONSENTING THAT THE INJURY AND DAMAGE

RESULTING FROM BREACH HEREOF WOULD BE IMPOSSIBLE TO MEASURE MONETARILY, MORTGAGOR EXPRESSLY WAIVES ANY DEFENSE BASED UPON AN ALLEGED EXISTENCE OF AN ADEQUATE REMEDY AT LAW.

(d) Foreclose this Mortgage pursuant to the terms and provisions of the 46 USC Chapter 313, or by other judicial process as may be provided in the statutes.

(e) In addition to any and all other rights, powers, and remedies elsewhere in this Mortgage or by law granted to and conferred upon the Mortgagee, sell the Vessel upon such terms and conditions as it may deem to be for its best advantage, including the right to sell and dispose of the Vessel free from any claim of or by the Mortgagor, at public sale, by sealed bids or otherwise, after first giving notice of the time and place of sale, with a general description of the property by first publishing notice of any such sale for ten (10) consecutive days, except Sundays, in some newspaper of general circulation at the place designated for such sale, and by mailing notice of such sale to the Mortgagor at his last known address; such sale may be held at such place and at such time as the Mortgagee in such notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice of publication and the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any such sale, and shall have the right to credit on the purchase price any or all sums of money due to the Mortgagee under the Note, or otherwise hereunder. THE MORTGAGOR EXPRESSLY AGREES AND ACKNOWLEDGES THAT SALE OF THE VESSEL PURSUANT TO THIS SECTION WILL NOT IMPAIR OR LIMIT THE MORTGAGEE’S LEGAL RIGHT TO COLLECT FROM THE MORTGAGOR ANY DEFICIENCY REMAINING AFTER THE SALE. IF ANY APPLICABLE LEGAL AUTHORITIES MAY BE CONSTRUED TO LIMIT THE MORTGAGEE’S RIGHTS TO COLLECTION OF SAID DEFICIENCY FROM THE MORTGAGOR, THEN MORTGAGOR HEREBY EXPRESSLY WAIVES, RELINQUISHES AND FOREVER GIVES UP THE RIGHT TO AVAIL ITSELF OF SUCH LEGAL AUTHORITIES.

Section 3. Any sale of the Vessel pursuant to this Mortgage shall operate to divest and forever bar the Mortgagor from any and all right, title, and interest of any nature whatsoever of the Mortgagor therein and thereto. No purchaser shall be bound to inquire whether notice has been given, or whether any Default has occurred, or as to the propriety of the sale, or as to the application of proceeds thereof.

Section 4. The Mortgagor does hereby irrevocably appoint the Mortgagee the true and lawful attorney of the Mortgagor, in its name and stead to make all necessary transfers of the Vessel, and for that purpose it shall execute all necessary instruments of assignment and transfer, the Mortgagor hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Mortgagor shall, if so requested by the Mortgagee, ratify and confirm such sale by executing and delivering to the purchaser of the Vessel such proper bill of sale, conveyance, instrument of transfer, and release as may be designated in such request.

Section 5. The Mortgagor hereby irrevocably appoints the Mortgagee the true and lawful attorney of the Mortgagor so long as an Event of Default shall have occurred and shall not have been waived in accordance with Section 2 hereof, in the name of the Mortgagor, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all hire, earnings, issues, revenues, income, and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, any right of action against the designer, builder, surveyor, or other material party for any fault, negligence, or deficiency in design, construction or survey of the Vessel and all other sums, due or to become due, at or after the time of the happening of any Event of Default in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor, acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements, and all other instruments in writing with respect to the foregoing.

Section 6. The Mortgagor covenants and agrees that, so long as an Event of Default shall have occurred and shall not have been waived in accordance with Section 2 hereof, the Mortgagee in any suit to enforce any of its rights, powers, or remedies shall be entitled as a matter of right and not as a matter of discretion (i) to the appointment of a receiver or receivers of the Vessel and that any receiver so appointed shall have full right and power to use and operate the Vessel, and (ii) to a decree ordering and directing the sale and disposal of the Vessel, and the Mortgagee may become the purchaser at said sale, and the Mortgagee shall have the right to credit on the purchase price any and all sums of money due to the Mortgagee under the Note or otherwise hereunder.

Section 7. (a) In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity, or admiralty jurisdiction in any country or nation of the world or by any government or other authority and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Mortgagor does hereby authorize and empower the Mortgagee in the name of the Mortgagor and does hereby irrevocably appoint the Mortgagee and its successors and assigns the true and lawful attorney of the Mortgagor, in its name and stead to apply for and receive possession of and to take possession of the Vessel with all rights and powers that the Mortgagor might have, possess, or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by an appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

(b) The Mortgagor also authorizes and empowers the Mortgagee or the Mortgagee’s appointee or appointees, as the true and lawful attorney of the Mortgagor, to appear in the name of the Mortgagor, or its successors or assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them or any of them as may seem proper towards the defense of such suit and the discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or discharge shall be deemed to be an indebtedness of the Mortgagor and shall be secured by this Mortgage and shall be immediately due and payable and, until paid, shall bear interest at the rate of eighteen percent (18%) per annum, or such lesser rate which the Secretary, in its sole discretion, may fix in writing. Notwithstanding the Secretary’s election under this provision to fix an interest rate of less than eighteen percent (18%), acceleration of sums due under the Note will result in the application of the accelerated interest rate of eighteen percent (18%) to all sums due under this Mortgage.

Section 8. (a) The Mortgagor hereby expressly and irrevocably consents to the jurisdiction of any court in any country whatsoever wherein the Vessel may at any time be located for the foreclosure of this Mortgage, the sale of the Vessel, or the enforcement of any other remedy or right hereunder, and hereby expressly and irrevocably submits the person of the Mortgagor and the Vessel to the jurisdiction of any such court in any country in any such action or proceeding.

(b) This Mortgage shall in all respects be governed by and construed in accordance with the federal laws of the United States. The Mortgagor irrevocably submits to the jurisdiction of the federal court situated in the State of Washington in any proceeding relating to this Mortgage and agrees that any process or summons in any such action may be served by mailing to Mortgagor a copy thereof, unless the Mortgagee has instituted proceedings where the Vessel may be located and in such case, Mortgagor consents to and subjects itself to the jurisdiction of the federal court which maintains jurisdiction over the Vessel.

Section 9. (a) Each and every power and remedy herein specifically given to the Mortgagee or otherwise in this Mortgage shall be cumulative and shall be in addition to every other power and remedy herein specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy occurring upon any Event of Default shall impair any such right, power, or remedy or be construed to be a waiver of any such Event of Default or to be any acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Note maturing after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

(b) The Mortgagee, in addition to such other rights or remedies it may have, shall have the right, in its discretion, to take any and all action authorized by 46 App. USC Sections 1275(c) and 1275(e) of Title XI and, to the extent not in express conflict with the action authorized by said Sections, any and all action provided for in or authorized or permitted by or in respect of this Mortgage, Note, Collateral or Security, and Policies of Insurance (including all action provided for in or authorized or permitted by or in respect of any or all said documents by the Mortgagee) and public policy, as the case may be.

Section 10. In case the Mortgagee shall have proceeded to enforce any right, power, or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies, and powers of the Mortgagee shall continue as if no proceedings had been taken.

Section 11. The proceeds of any sale of the Vessel (after paying or deducting, in the case of sale under any judicial proceedings, the fees, costs, and other charges therein), and the net earnings from any management, charter, or other use of the Vessel by the Mortgagee under any of the powers above specified, and the proceeds of any claim for damages on account of the Vessel received by the Mortgagee while exercising any such power, and the proceeds of any insurance on the Vessel (subject to the provisions of this Mortgage) shall be applied as follows:

First: To the payment of all expenses and charges including the expenses of any sale, counsel fees, the expenses of any taking of possession of the Vessel, and any other expenses or advances made or incurred by the Mortgagee in the protection and preservation of the Vessel or of its rights or in the pursuance of its remedies hereunder and to the payment of any damages sustained by Mortgagee from the default or defaults of the Mortgagor; and at the option of the Mortgagee, to provide a fund adequate in the opinion of the Mortgagee to furnish suitable indemnity against liens claiming priority over this Mortgage.

Second: To the payment of the amount then due and unpaid upon the Note for principal and interest and other sums accruing thereunder, including, but not limited to, costs and expenses of collection.

Third: To the payment of all other sums secured hereby, including fees; whether due or not, and of all damages liquidated or otherwise hereunder.

Fourth: Any surplus then remaining shall belong and be paid or returned to the Mortgagor or to whomever shall be lawfully entitled to receive the same.

ARTICLE III

Until an Event of Default hereunder shall happen, the Mortgagor (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) subject to Article I, Section 6, hereof, shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, bowsprits, masts, spars, sails, rigging, boats, fishing gear, anchors, chains, tackle, apparel, furniture, fittings, electronics, equipment, or any other appurtenances of the Vessel that are no longer useful, necessary, profitable, or advantageous in the operation of the Vessel, PROVIDED THAT, the Mortgagor, first or simultaneously therewith, replaces the same with new boilers, engines, machinery, bowsprits, masts, spars, sails, rigging, boats, fishing gear, anchors, chains, tackle, apparel, furniture, fittings, electronics, equipment, or other appurtenances of greater value, which replacements shall forthwith become subject to the lien of this Mortgage. This provision is not intended to authorize the disposal of any of the foregoing in connection with or related to a material change in the fishing operations of the Vessel. Any such change and actions related thereto or in anticipation thereof shall require prior written approval of the Mortgagee.

ARTICLE IV

Section 1. This Mortgage may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument. The invalidity of any provision of this Mortgage shall not affect the remainder, which shall, in such event, be construed as if the invalid provision had not been inserted.

Section 2. All the covenants, promises, stipulations, and agreements of the Mortgagor in this Mortgage shall bind the Mortgagor, the Mortgagor’s heirs, executors, administrators, successors, and assigns. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

Section 3. Nothing in this Mortgage shall be construed as a waiver of the preferred status of this Mortgage by the Mortgagee. In the event that any provision of this Mortgage would, as a matter of law, operate to waive the preferred status thereof, such provision for all intents and purposes, shall be deemed eliminated therefrom as though such provision had never been inserted herein.

Section 4. This Mortgage may not be amended or supplemented except in writing by the Mortgagor with the written consent thereto of the Mortgagee. The provisions of this Mortgage may not be waived except in writing by the Mortgagee.

Section 5. The term “policies of insurance” as used herein, means any and all insurance policies and related binders, riders, endorsements, certificates of entry, etc., e.g. those referred to in Section 2 of Article I.

Section 6. The term “Collateral” as used herein, means any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, this Mortgage or any part hereof.

Section 7. If all sums (principal, interest and costs and expenses of collection) accruing under the Note, as may, from time to time, be amended, restated, modified or substituted, shall be paid in accordance with its terms and the terms of this Mortgage, and all other sums that may have become secured by the lien of this Mortgage shall be paid, then this Mortgage and the estate and rights hereunder shall cease, terminate and be void and Mortgagee, on request of Mortgagor and at Mortgagor’s cost and expense, shall execute on forms prepared by Mortgagor and satisfactory to Mortgagee and deliver to Mortgagor proper instruments acknowledging satisfaction of and discharging this Mortgage.

IN WITNESS WHEREOF, THE MORTGAGOR has executed this Mortgage the day and year first above written.

MORTGAGOR: Omega Protein, Inc.

By:	Robert W. Stockton
Title:	Vice President and Treasurer

STATE OF Texas )
) ss
COUNTY OF Harris	)

On March 7, 2007, before me, Michelle Reese, , a Notary Public, personally appeared Robert Stockton, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to this Preferred Ship Mortgage to the United States of America and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SEAL	/s/
Notary Public